UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

August 9, 2013
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On August 9, 2013, the Company issued a press release announcing it has been invited to participate at the Pacific Crest 2013 Global Technology Leadership Forum being held on August 11-13, 2013 at the Sonnenalp Resort in Vail, Colorado. UniPixel President and Chief Executive Officer Reed Killion and Chief Technology Officer, Senior Vice President and General Manager Robert Petcavich are scheduled to participate on a panel discussion titled: “Implications for Adding Touch for the PC and Lower Cost Alternatives to ITO: Metal Mesh and Optical Infrared.” The panel discussion will be held on Tuesday, August 13, 2013 at 11:00 a.m. Mountain time, with one-on-one meetings held throughout the day. Management will discuss the company’s progress towards revolutionizing the touch-screen market, including its manufacturing build-out of its UniBoss™ pro-cap, multi-touch sensor film per two preferred pricing and capacity agreements with a major PC maker and an Ecosystem Partner announced earlier. For more information about the conference or to schedule a one-on-one meeting with UniPixel management, please contact your Pacific Crest representative at (503) 248-0721. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, incorporated by reference herein, and the description of the press release is qualified in its entirety by reference to such Exhibit.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

Exhibit Number	Description

99.1	Press Release dated August 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 9, 2013	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 9, 2013.